UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2011

MAKO Surgical Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-33966	20-1901148
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2555 Davie Road
Fort Lauderdale, Florida 33317

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:(954) 927-2044

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 3, 2011, in recognition of significant achievements in 2010, the Compensation Committee (the “Committee”) of the Board of Directors of MAKO Surgical Corp. (the “Company”) authorized the payment of discretionary annual performance bonuses to each of the Company’s executive officers.  The Committee also authorized the grant of the 2011 components of a long-term equity incentive strategy for Maurice R. Ferré, M.D., the Company’s President, Chief Executive Officer and Chairman of the Board, and approved the Company’s 2011 Leadership Cash Bonus Plan (the “2011 Leadership Bonus Plan”).

2010 Discretionary Annual Performance Bonuses

As previously disclosed by the Company in a Current Report on Form 8-K filed with the Securities and Exchange Commission on February 23, 2010, the Committee approved the Company’s 2010 Leadership Cash Bonus Plan (the “2010 Leadership Bonus Plan”) in February 2010 for the purpose of allocating annual performance bonuses to the Company’s management-level employees, including its executive officers, for the plan year ending December 31, 2010. Under the 2010 Leadership Bonus Plan, if the Company attained the minimum target metric in each of nine categories set forth on the Company’s internal 2010 metrics scorecard, cash bonuses would be awarded by multiplying each individual’s base salary by a bonus percentage, which is calculated by multiplying the percentage achieved on the internal 2010 metrics scorecard (the “Scorecard Percentage”) by the target percentage assigned to such individual based on the individual’s level of responsibility within the Company.  Under the 2010 Leadership Bonus Plan, if the Company attained the minimum target metrics set forth on the Company’s internal 2010 metrics scorecard, the Scorecard Percentage would range from 80% to 200%.

For fiscal year 2010, the Company achieved the minimum target metrics set forth on the Company’s internal 2010 metrics scorecard in the following categories:

•	Total revenue
•	Working capital
•	International RIO® Robotic Arm Interactive Orthopedic, or RIO, system sales
•	Completion of a successful cadaver lab related to a potential future application for the RIO system
•	Attaining targets with respect to the development of implant systems associated with a potential future application for the RIO system
•	Development of internal human resource plans to support growth

The Committee noted that the Company’s 2010 achievements in the following three categories, while not satisfying the particular target metrics set forth in the 2010 metrics scorecard, were substantial and meaningful for the Company:

•	RIO system sales - 86% increase in the installed base of domestic commercial MAKOplasty sites during the year ended December 31, 2010
•

MAKOplasty® procedure volume - 118% increase in the number of MAKOplasty procedures performed during the year ended December 31, 2010 over the same period in 2009, resulting in an annual average monthly utilization rate of 6.4%

•

Product milestone associated with the Company’s RIO-enabled hip MAKOplasty solution - Initiation of a multi-center surgeon preference evaluation program in October 2010 for the Company’s RIO-enabled hip MAKOplasty application and adherence to the Company’s timeline with respect to the commercial release of such application

The Committee also considered the following additional factors in deciding to authorize the payment of discretionary annual performance bonuses to the Company’s executive officers:

•	33% increase in the Company’s per share stock price during the year ended December 31, 2010
•

Closing of a public offering of the Company’s common stock in November 2010, which provided the Company with net proceeds of approximately $59.2 million for use in the continued execution of the Company’s operating plan

•	Continuing to drive MAKOplasty adoption through the Company’s extensive clinical research program
•	Consummation of key strategic alliances for the development of future advanced products to prepare for anticipated growth

In recognition of the achievements described above, and in light of the Company’s overall strong performance for the year ended December 31, 2010  and the contribution of all executive officers in achieving this performance,  the Committee exercised its discretion to authorize the payment of a discretionary annual performance bonus to each of the Company’s executive officers in the amounts set forth below, which bonuses reflect a Scorecard Percentage of 120% (which is within the range of 80% to 200% originally contemplated by the Committee under the 2010 Leadership Bonus Plan).

Name and Position	Fiscal 2010 Annual Performance Bonus
Maurice R. Ferré, M.D.	$240,149
President, Chief Executive Officer and Chairman

Fritz L. LaPorte	$103,346
Senior Vice President of Finance and Administration, Chief Financial Officer and Treasurer

Ivan Delevic	$70,244
Senior Vice President of Strategic Marketing and Business Development

Menashe R. Frank	$76,593
Senior Vice President, General Counsel, and Secretary

James E. Keller	$52,377 (1)
Senior Vice President of Regulatory Affairs and Quality Assurance

Richard Leparmentier	$52,789 (1)
Senior Vice President of Engineering

Duncan H. Moffat	$73,144
Senior Vice President of Operations

Steve J. Nunes	$66,781 (2)
Senior Vice President of Sales and Marketing

_______________________

(1)	Prorated based on date of hire.
(2)	Mr. Nunes did not earn and shall not receive an incremental bonus under the 2010 Performance Bonus Plan for the benefit of Steven J. Nunes, the Company’s Senior Vice President of Sales and Marketing

CEO Long-Term Equity Strategy

As previously disclosed by the Company in a Current Report on Form 8-K filed with the Securities and Exchange Commission on April 15, 2010, the Committee previously adopted the recommendations of its compensation consultant (the “Recommendations”) with respect to the implementation of a long-term equity incentive strategy intended to guide the equity compensation for Dr. Ferré, through the end of 2014.  On April 13, 2010, the Committee approved the grant to Dr. Ferré of the 2010 long-term equity components of the Recommendations and on February 3, 2011, the Committee approved the 2011 long-term equity component of the Recommendations.

In particular, the Committee granted to Dr. Ferré: (a) 150,000 incentive stock options (the “Ferré Options”) to purchase shares of the Company’s common stock under the Company’s 2008 Omnibus Incentive Plan (the “2008 Plan”), which vest ratably on a quarterly basis over four-year period; and (b) up to 300,000 shares of restricted stock under the 2008 Plan (the “Performance Shares”).  The Performance Shares may be earned by Dr. Ferré at the end of the performance period (i.e., March 31, 2013 or the date of a change of control of the Company) based on the achievement of certain threshold, target, and stretch goals tied to the Company's stock price. The actual number of Performance Shares that Dr. Ferré can earn ranges from zero shares if the threshold goal is not achieved to 300,000 shares if the stretch goal is achieved. Fifty percent (50%) of any earned Performance Shares will vest on March 31, 2013 with the remaining fifty percent (50%) to vest on March 31, 2014. In the event of a termination of Dr. Ferré’s employment in connection with a change of control or for other than cause, death or disability, one hundred percent (100%) of any earned Performance Shares will vest on the date of termination.

The foregoing description of the terms and conditions of the Performance Shares is qualified in its entirety by reference to the Restricted Stock Agreement, a copy of which is attached as Exhibit 10.1 to this Form 8-K and incorporated in its entirety by this reference. The terms and conditions of the Ferré Options are subject to the provisions of the Form of Incentive Stock Option Agreement related to the 2008 Omnibus Plan filed as Exhibit 10.9 of the Company’s Annual Report on Form 10-K for the period ended December 31, 2009.

2011 Leadership Bonus Plan

The 2011 Leadership Bonus Plan will be used for the purpose of allocating annual performance bonuses to the Company’s management-level employees, including its executive officers, for the plan year ending December 31, 2011. Under the 2011 Leadership Bonus Plan, if the Company attains certain target and incremental goals set forth on the Company’s internal 2011 metrics scorecard  in the categories set forth below, cash bonuses will be awarded by multiplying each individual’s base salary by a bonus percentage, which is calculated by multiplying the percentage achieved on the internal 2011 metrics scorecard (the “2011 Scorecard Percentage”) by the target percentage assigned to such individual based on the individual’s level of responsibility within the Company.  The scorecard categories include the following:

•	Total revenue
•	RIO® Robotic Arm Interactive Orthopedic system, or RIO system, sales
•	MAKOplasty® procedure volume
•	Working capital
•	Targets with respect to expanded applications of the RIO System and expanded commercialization of the Company’s products
•	Targets with respect to the satisfaction of the Company’s customers with respect to the Company’s products

Under the 2011 Leadership Bonus Plan, the 2011 Scorecard Percentage can range from 80% to 200%, depending upon the target and incremental goals achieved by the Company.

The foregoing description of the terms and conditions of the 2011 Leadership Bonus Plan is qualified in its entirety by reference to the 2011 Leadership Cash Bonus Plan, a copy of which is attached as Exhibit 10.2 to this Form 8-K and incorporated in its entirety by this reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Restricted Stock Agreement dated February 3, 2011 issued to Maurice R. Ferré, M.D.

10.2	2011 Leadership Cash Bonus Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MAKO Surgical Corp.

Date: February 4, 2011	By	/s/ Fritz L. LaPorte
Fritz L. LaPorte, Senior Vice President of Finance and Administration, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Restricted Stock Agreement dated February 3, 2011 issued to Maurice R. Ferré, M.D.

10.2	2011 Leadership Cash Bonus Plan